UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

LiqTech International, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-53769	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)	(Zip Code)

+4544986000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On August 25, 2014, Liqtech International, Inc., a Nevada corporation (the “Company”), held its annual meeting of stockholders (the “Meeting”). At the Meeting, two (2) proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

Proposal No. 1: The election of Aldo Petersen, Paul Burgon, Mark Vernon, Michael S. Barish and Sune Mathiesen for terms until the next succeeding annual meeting of stockholders or until such directors’ successors shall have been duly elected and qualified. The stockholders elected the five (5) directors by the following votes:

Name	For	Withheld	Abstain	Broker Non-Vote
Aldo Petersen	18,325,936	1,579,898	60,900	8,902,929
Paul Burgon	18,275,860	1,629,974	60,900
Mark Vernon	18,275,860	1,629,974	60,900
Michael S. Barish	19,470,064	435,770	60,900
Sune Mathiesen	18,491,926	1,413,908	60,900

Proposal No. 2: The stockholders ratified Gregory & Associates, LLC as the Company’s independent registered accounting firm by the following votes:

Votes For	28,678,763
Votes Against	83,900
Abstentions	107,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: August 27, 2014	/s/ Soren Degn
Soren Degn
Chief Financial Officer